UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2005, the Board of Directors (the “Board”) of ArthroCare Corporation (the “Company”) approved the following actions with regard to the compensation of the named executive officers and directors of the Company:

Restricted Stock Grants and Option Grants

The Company’s Board approved grants of restricted stock and options to purchase shares of the Company’s common stock to the following named executive officers of the Company pursuant to the Company’s Amended and Restated 2003 Incentive Stock Plan:

Name	Options to Purchase Common Stock	Restricted Stock
Michael A. Baker	25,000	20,000
Richard Christensen	15,000	4,000
Jack Giroux	20,000	4,000
John T. Raffle	15,000	5,000
Fernando V. Sanchez	15,000	4,000
John Tighe	25,000	5,000

The options granted to each of the named executive officers have an exercise price equal to the closing price of the Company’s common stock on the date of grant, have a term of seven years from the date of grant and vest in equal installments over a period of four years, beginning April 1, 2005. The restricted shares issued to each of the named executive officers are subject to a Company right of repurchase which lapses in equal installments over five years.

Bonus Plans

The Board adopted the following cash bonus plans, each of which has named executive officers as participants:

2004/2005 Executive Officer Bonus Plan, a copy of which is attached hereto as Exhibit 10.46.

2005 Executive Officer Bonus Plan, a copy of which is attached hereto as Exhibit 10.47.

Under each of these plans, all named executive officers, except the Chief Executive Officer, are eligible to receive a cash bonus equal to up to 50% of their base salary, subject to certain bonus multipliers. The Chief Executive Officer is eligible to receive a bonus equal to up to 60% of his base salary under these plans, subject to certain bonus multipliers. The actual bonus awarded under these plans generally depends on the level of achievement attained by the Company as it relates to the Company’s sales and EBIT-DAC goals, as set forth in the Company’s operating budget for the applicable period, as approved by the Company’s Board. The foregoing summary of the cash bonus plans is qualified in its entirety by reference to the cash bonus plans attached hereto as Exhibits 10.46 and 10.47, respectively.

The Board also adopted cash bonus plans pursuant to which each of its eligible employees may receive a cash bonus equal to up to a percentage of their base salary, subject to certain bonus multipliers. The total bonus potential for any employee under the employee cash bonus plans may be increased or decreased at the sole discretion of the Company’s management. Similar to the executive officer bonus plans, the actual bonus awarded under the employee bonus plans generally depends on the level of achievement attained by the Company as it relates to the Company’s sales and EBIT-DAC goals, as set forth in the Company’s operating budget for the applicable period, as approved by the Company’s Board.

Term of Stock Options

The Board reduced the term of stock options to be granted under the Amended and Restated 2003 Incentive Stock Plan from a period of ten years to a period of seven years. Named executive officers are eligible to receive stock options under the Amended and Restated 2003 Incentive Stock Plan. Attached hereto as Exhibit 10.48 is the revised form of option agreement under the Amended and Restated 2003 Incentive Stock Plan.

Company Repurchase Period for Restricted Stock

The Board approved an extension of the period during which the Company’s right to repurchase shares lapses from three to five years for shares that may be issued to Directors or named executive officers of the Company pursuant to Restricted Stock Bonus Agreements; in the case of named executive officers, under the Amended and Restated 2003 Incentive Stock Plan, and, in the case of Directors, under the Amended and Restated Director Option Plan. The form of Restricted Stock Bonus Agreement under the Amended and Restated 2003 Incentive Stock Plan is attached hereto as Exhibit 10.50 and the form of Restricted Stock Bonus Agreement under the Amended and Restated Director Option Plan is attached hereto as Exhibit 10.49.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.46	2004/2005 Executive Officer Bonus Plan

10.47	2005 Executive Officer Bonus Plan

10.48	Form of Option Agreement under the Amended and Restated 2003 Incentive Plan

10.49	Form of Restricted Stock Bonus Agreement under the Amended and Restated Director Option Plan

10.50	Form of Restricted Stock Bonus Agreement under the Amended and Restated 2003 Incentive Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 22, 2005	By:	/s/ MICHAEL A. BAKER
Michael A. Baker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.46	2004/2005 Executive Officer Bonus Plan

10.47	2005 Executive Officer Bonus Plan

10.48	Form of Option Agreement under the Amended and Restated 2003 Incentive Plan

10.49	Form of Restricted Stock Bonus Agreement under the Amended and Restated Director Option Plan

10.50	Form of Restricted Stock Bonus Agreement under the Amended and Restated 2003 Incentive Stock Plan